UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 27, 2009

(Date of earliest event reported)

BigBand Networks, Inc.

(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	04-3444278
(State or other Jurisdiction of incorporation)	001-33355	(I.R.S. Employer Identification No.)

475 Broadway Street

Redwood City, California 94063

(Address of Principal Executive Offices, including zip code)

(650) 995-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. – Other Events.

On January 27, 2009, BigBand Networks, Inc. (the “Company”) and all other defendants reached an agreement in principle with the lead plaintiff to settle the consolidated federal securities class action lawsuit, In re BigBand Networks, Inc. Securities Class Action Litigation, No. C-07-5101 SBA (N.D. Cal.).

The agreement provides a full release for all potential claims arising from the securities laws alleged in the initial and consolidated complaints, including claims for alleged violations of the Securities Act of 1933 and the Exchange Act of 1934. The agreement is conditional on several things, including confirmatory discovery and approval of the Court. Under the terms of the proposed settlement, in addition to contributions by the Company’s insurers, the Company agreed to pay $1.5 million.

In conjunction with the agreement, the Company will take a charge of $1.5 million for litigation and related expenses to its results of operations for the three months ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.

Date: January 28, 2009	By:	/s/ ROBERT E. HORTON
Robert E. Horton Senior Vice President & General Counsel